UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 2, 2008

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 3, 2008, Radian Group Inc. (“Radian”) issued a news release announcing certain preliminary business results for the quarter ended June 30, 2008. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 as if fully set forth herein.

The information included in, or furnished with, this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2008, Radian appointed Teresa A. Bryce as President of Radian Guaranty Inc., Radian’s principal mortgage insurance subsidiary. Ms. Bryce had been serving as Executive Vice President, General Counsel, Chief Risk Officer and Secretary of Radian. The news release announcing Ms. Bryce’s appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 as if fully set forth herein.

In connection with her appointment, Ms. Bryce’s salary was increased to $400,000 (from $370,000), her short-term cash incentive target for 2008 was increased to 135% of base salary (from 125% of base salary) and her long-term equity incentive target for 2008 was increased to $700,000 (from $500,000).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1*	Radian Group Inc. News Release dated July 3, 2008.

99.2	Radian Group Inc. News Release dated July 7, 2008.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: July 9, 2008	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Radian Group Inc. News Release dated July 3, 2008.

99.2	Radian Group Inc. News Release dated July 7, 2008.

*	Furnished herewith.